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                                    PROXY

Four Corners Financial Corporation, 370 East Avenue, Rochester, New York 14604
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 8, 1998

The undersigned Shareholder of Four Corners Financial Corporation hereby appoints and constitutes William S. Gagliano and Bernard J. Iacovangelo, and either of them, the proxy or proxies of the undersigned with full power of substitution and revocation, for and in the name of the undersigned to attend the special meeting of Shareholders of the Company to be held at 370 East Avenue, Rochester, New York 14604 on December 8, 1998 at 10:00 A.M., EST, and any and all adjournments of said meeting, and to vote all shares of stock of Four Corners Financial Corporation, registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.

Management Recommends a VOTE FOR Items 1, 2 and 3.

1.        Approve Amendment to Certificate of Incorporation:

To approve the Board of Directors adoption of an Amendment to the Company's restated Certificate of Incorporation which provides for: (a) a reduction of the number of authorized shares of the Company's Common Stock from 15,000,000 authorized shares with a par value of $.04 per share to 150,000 authorized shares with a par value of $4.00 per share and (b) a 1 for 100 reverse stock split of the Company's currently issued and outstanding common stock;

              FOR / /        AGAINST / /         ABSTAIN / /

2.        Approve Payment of Cash In Lieu of Fractions of Shares:

To approve a cash payment in the amount of $12.00 times each fraction of a share resulting from such reverse stock split in lieu of the issuance of any resulting fractional shares;

              FOR / /        AGAINST / /         ABSTAIN / /


3.       Approve Payment Proposed on 1992 Reverse Stock Split:

To approve the payment by the Company of the indebtedness owed to Shareholders owning fractional shares resulting from the 1 for 4 reverse stock split effective July 29, 1992, together with the payment of simple interest on the amount of such indebtedness.

              FOR / /        AGAINST / /         ABSTAIN / /

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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED BY THE SHAREHOLDER.  IF NO CHOICE IS SPECIFIED,
INCLUDING ABSTENTIONS, FOR A GIVEN PROPOSAL, THIS
PROXY WILL BE VOTED FOR THAT PROPOSAL

                                     Four Corners Financial Corporation
                                     Special Meeting Proxy - September ___, 1998

                                     Dated:                      , 1998
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                                                 Signature

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                                                 Signature

                                     Joint owners should each sign. Executors, trustees, guardians, corporate officers, and other representatives should give title

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS